Purchase Contract

According to the Contract Law of People’s Republic of China and based on the principles of honesty and creditability, both parties have agreed after negotiation to sign the following contract which is binding on the two parties.

1.	The Parties of This Contract

Seller: Party A

Buyer: Heilongjiang Yanglin Soybean Group Co. Ltd. (hereinafter abbreviated as “Party B”)

2.	Product, Category, Quantity, Unit Price, Total Value, Time of Delivery (see the following table)

Product	Category	Quantity (ton)	Unit Price (RMB per ton)	Total Value (RMB)	Time of Delivery
Soybean			Market price
Total Value in Capital Characters (RMB)

3.
Quality Standards: in compliance to national standards. Water content should be no more than 14%; cracked items should be no more than 1%; selected beans; no muddy or grassy appearance, no green beans, no “red eye”, no worm hole; no mould, no strange smell; golden color.

4.	Place of Delivery: in the factory of Party B’s.

5.
The Place and Standard of Quality Inspection: Party B will conduct quality inspection on the product before receiving the products into warehouse, using its own quality standards. Party B may refuse to accept the product or accept it at a discounted purchase price, if there’s quality problem.

6.
Method of Delivery and Payment of Expenses: delivery should be by truck. Party A should bear all relevant expenses incurred before the product arrives at Party B’s factory, while all expenses incurred after that should be born by Party B.

7.	Determination of Weight: should be based on the figure shown on Party B’s electronic weightbridge.

8.	Method of Settlement: cash payment, settled on each truck of goods. Party B should have no reason to delay the payment to Party A.

9.	Two original copies of this contract should be made, and each party should keep one copy. This contract is valid after being signed by the two parties.

Party A:	Party B:
Name of Party A	Name of Party B: Heilongjiang Yanglin Soybean Group Co. Ltd.
Signature:	Signature: